EXHIBIT 10.10

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (the “Agreement”), made and entered into this 16th day of September, 2011, by and among Higher Education Management Group, Inc. (the “Pledgor”) and Aspen University Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company and the Pledgor entered into those certain Marketing Agreements dated March 30, 2008 and December 1, 2008 (collectively, “the Marketing Agreements”);

WHEREAS, as of the date of this Agreement, the Pledgor owes the Company $772,793 (the “Obligation”) pursuant to the Marketing Agreements;

WHEREAS, the Obligations are due on or before the fifth year anniversary of the applicable Marketing Agreement (each a “Due Date” and collectively, the “Due Dates”); and

WHEREAS, the Company and the Pledgor have entered into this Agreement as collateral to secure repayment by Pledgor of the Obligations.

NOW, THEREFORE, in order to secure the repayment of the Obligations, and for good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties hereto agree as follows:

1.   Security Interest.

(a)   As collateral security for the repayment of the Obligations as described above, the Pledgor hereby grants to the Company, and such Company shall have a security interest in 772,793 shares of Series C Preferred Stock of the Company, issued in the name of the Pledgor (the “Shares”).  Simultaneously with the execution of this Agreement, the Pledgor will deliver the Shares to the Company along with a duly executed stock power, endorsed in blank.

(b)   The Company shall also have a security interest in all securities and other property, rights or interests of any description at any time issued or issuable as an addition to, in substitution or exchange for, or with respect to the Shares, including without limitation, (i) shares issued as dividends or as the result of any change in the name of the Pledgor, or (ii) any reclassification, or any split-up or other corporate reorganization, collectively referred to as the “New Shares.”  The Pledgor will promptly deliver to the Company duly executed stock powers for any New Shares.

(c)   The Pledgor represents and warrants that

(i)     The Pledgor is the sole beneficial and record owner of the Shares;

(ii)    The Shares are free and clear of all liens, pledges, charges, encumbrances, security interest or right or option of any third person to purchase or otherwise acquire any of the Shares and the Pledgor has the unrestricted right to pledge the Shares as contemplated hereby;

(iii)    Subject to that certain Irrevocable Proxy granted by the Pledgor to the Company (the “Proxy”), the Pledgor possesses the voting rights in the Shares, and will possess the voting rights, if any, in any New Shares free and clear of any restrictions; and

(iv)    the Shares are not subject to any restriction on sale, transfer, assignment or hypothecation other than such restrictions as arise out of non-registration thereof;

2.   Disposition of Collateral Upon Full Payment.  Full payment of the Obligations shall operate as a full and complete release of all of the Company’s rights and interests hereunder in the Shares, and after full payment as aforesaid has been received, this instrument shall be void and of no further effect and the Shares shall be returned to the Pledgor.

3.   Default.

(a)   The Pledgor shall be in default under this Agreement upon the happening of any of the following events or conditions:

(i)     The occurrence of a default under the Marketing Agreements (including, without limitation, the failure to timely pay the Obligations on or before each applicable Due Date);

(ii)     Default in the performance of any obligation, covenant, agreement or liability under this Agreement and such failure shall continue uncured for a period of ten (10) business days after notice from the Holder of such failure; or

(iii)     Any warranty, representation, or statement made or furnished to the Company by or on behalf of the Pledgor or any other person in connection with the Marketing Agreements proves to have been false in any material respect when made or furnished; or

(iv)     Sale, or further encumbrance to or of any portion of the Shares without the prior written consent of the Company, or the making of any levy, seizure, or attachment thereof or thereon.

(b)   The remedies of the Company as provided herein and in the other documents and instruments executed in connection with the Marketing Agreements, may be exercised in any order and shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of the Company, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

(c)   Upon the occurrence of any such default or at any time thereafter, the Company may, at its option, declare the Obligations secured hereby immediately due and payable without demand or notice of any kind and the same thereupon shall immediately become and be due and payable without demand or notice (but with such adjustments, if any, with respect to interest or other charges and may be provided for in the Marketing Agreements, and the Company shall have and may exercise from time to time any and all rights and remedies of a secured party under the Uniform Commercial Code (including, without limitation, the right to sell or liquidate any or all of the Shares without notice and to apply the proceeds to the Obligations in any order of priority as the Company sees fit) and any and all rights and remedies available to it under any other applicable law, and in addition, all right, title and interest in the Shares shall, at the option of the Company, be transferred to the Company and the Company shall in that event be and become the registered and beneficial owner of the Shares subject to any applicable state and federal securities laws, and the Pledgor shall cease to have any further interest therein.

4.   Voting Rights.  Subject to the Proxy, voting rights with respect to the Shares shall remain with the Pledgor until a default occurs and the Company gives notice of such default to the Pledgor.  Upon receipt of such notice of default, the Company may immediately transfer the shares into the name of the Company on the books and records of the Company and to issue new certificates evidencing the transfer without any further action or consent necessary from the Pledgor to effectuate the transfer.  This Agreement serves as authorization to the Company to transfer the Shares into the name of the Company in the event of default.

5.   Miscellaneous Provisions.

(a)   This Agreement shall remain in full force and effect as long as any of the Obligations shall remain unpaid in whole or in part.

(b)    The Pledgor, without the written consent of the Company, shall not assign or grant any other security interest in the Shares being pledged herein.

(c)   Until the Obligations are paid in full or until the Shares are released, transferred or otherwise disposed of pursuant to the terms of this Agreement, or according to law, the Shares shall be kept by the Company at its principal residence (or principal office, if Company is not an individual).

(d)   In its discretion, the Company may, at any time, take any one or more of the following actions, without liability, except to account for property actually received by it:

(i)     after default hereunder, make any compromise or settlement deemed advisable with respect to any of the Shares; and

(ii)    take or release any other collateral as security for the Obligations.

(e)   The Company shall be under no duty to exercise or to withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Company in this Agreement, and shall not be responsible for any failure to do so or delay in so doing; nor shall the Company be responsible for any decline in value of any of the Shares.

(f)   The Company shall exercise reasonable care in the custody and preservation of the Shares and shall always be deemed to have exercised reasonable care if it takes such action in that connection as the Pledgor shall reasonably request in writing, but no omission to comply with any request of the Pledgor shall, of itself, be deemed a failure to exercise reasonable care.  Without limiting the generality of the foregoing, the Company shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to any of the Shares nor for informing the undersigned with respect to any thereof.  The Company shall not be bound to take any steps necessary to preserve any rights in the Shares against prior parties, and the Pledgor shall take all necessary steps for such purposes.

(g)   The Pledgor shall promptly deliver to the Company all written notices, and shall promptly give the Company written notice of any other notices received by it with respect to the Shares.

(h)   The Pledgor hereby notifies the Company that any New Shares shall be delivered directly to the Company until such time as the Company shall notify the Pledgor otherwise.

6.           Entire Agreement.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral or written agreements regarding the same subject matter.

7.           Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

8.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

9.           Benefit.   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

10.           Notices and Addresses.   All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

The Company:	Aspen University Inc.
224 W. 30th Street, Suite 604
New York, NY 10001

The Pledgor:	Higher Education Management Group, Inc.
c/o Patrick Spada
144 Vista Drive
Cedar Knolls, NJ 07927

or to such other address as either of them, by notice to the other may designate from time to time.  The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery.  Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

11.           Attorney's Fees.   In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, including the fees on appeal, costs and expenses.

12.           Governing Law.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the laws of the State of Delaware.

13.           Oral Evidence.   This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

14.           Additional Documents.   The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

15.           Section or Paragraph Headings.   Paragraph headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

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IN WITNESS WHEREOF the parties hereto have set their hand and seals the day and year first above written.

COMPANY:

Aspen University Inc.

By:	/s/ Michael Mathews
Michael Mathews
Chief Executive Officer

PLEDGOR:

Higher Education Management Group, Inc.

By:	/s/ Patrick Spada
Patrick Spada, President